As filed with the Securities and Exchange Commission on March 12, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
CARBONITE, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware (State of incorporation or organization)	33-1111329 (IRS Employer Identification No.)
2 Avenue de Lafayette
Boston, Massachusetts
(Address of principal executive offices)
___________________________
2011 Equity Award Plan
(Full title of the plan)
__________________________

Mohamad Ali
Chief Executive Officer
Carbonite, Inc.
2 Avenue de Lafayette
Boston, Massachusetts 02111
(617) 587-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,127,284 (2)	$ 28.97 (3)	$32,657,417	$4,065.85

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the 2011 Equity Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents 1,127,284 additional shares of Common Stock reserved for future issuance under the 2011 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price per Share is $28.97, which is the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Stock Market on March 8, 2018 (rounded up to the nearest cent).

Proposed sale to take place as soon after the effective date of the
Registration Statement as awards under the 2011 Plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

Carbonite, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under 2011 Equity Award Plan (the “2011 Plan”) and, pursuant to Instruction E of Form S-8, the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 17, 2011 (File No. 333-176373), (2) Registration Statement on Form S-8 filed March 8, 2012 (File No. 333-179988), (3) Registration Statement on Form S-8 filed March 6, 2013 (File No. 333-187089), (4) Registration Statement on Form S-8 filed March 5, 2014 (File No. 333-194332), (5) Registration Statement on Form S-8 filed March 10, 2015 (File No. 333-202645), (6) Registration Statement on Form S-8 filed March 8, 2016 (File No. 333-210017), (7) Registration Statement on Form S-8 filed March 16, 2017 (File No. 333-216757). The Company is hereby registering an additional 1,127,284 shares of Common Stock issuable under the 2011 Plan, none of which have been issued as of the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.     EXHIBITS

See Exhibit Index immediately following the Signature Pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 12th day of March, 2018.

CARBONITE, INC.

By:	/s/ Anthony Folger
Anthony Folger
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mohamad Ali, Anthony Folger and Cassandra Hudson, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 of Carbonite, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mohamad Ali	Chief Executive Officer and Director (Principal Executive Officer)
Mohamad Ali		March 12, 2018

/s/ Anthony Folger	Chief Financial Officer (Principal Financial Officer)
Anthony Folger		March 12, 2018

/s/ Cassandra Hudson	Chief Accounting Officer (Principal Accounting Officer)
Cassandra Hudson		March 12, 2018

/s/ Stephen Munford
Stephen Munford	Chairman of the Board	March 12, 2018

/s/ Marina Levinson
Marina Levinson	Director	March 12, 2018

/s/ Charles Kane
Charles Kane	Director	March 12, 2018

/s/ Todd Krasnow
Todd Krasnow	Director	March 12, 2018

/s/ Peter Gyenes
Peter Gyenes	Director	March 12, 2018

/s/ Scott Daniels
Scott Daniels	Director	March 12, 2018

/s/ David Friend
David Friend	Director	March 12, 2018

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of Carbonite, Inc. (Filed as Exhibit 3.1 to Registrant's Current Report on Form S-1/A filed with the Securities and Exchange Commission on July 13, 2011, and incorporated by reference.)

4.2
Amended and Restated By-Laws of Carbonite, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 13, 2011, and incorporated herein by reference.)

4.3
Certificate of Elimination of Series A Junior Participating Preferred Stock, dated as of January 11, 2016. (Filed as Exhibit 3.1 to Registrant's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2016, and incorporated by reference.)

5.1	Opinion of Foley & Lardner LLP (filed herewith)
10.2
2011 Equity Award Plan, Form of Incentive Stock Option Agreement, Non-statutory Stock Option Agreement, and Stock Restriction Agreement under the 2011 Equity Award Plan. (Filed as Exhibit 10.2 to Registrant's Current Report on Form S-1/A filed with the Securities and Exchange Commission on July 13, 2011, and incorporated by reference.)

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm (filed herewith)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)
23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)